UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 15, 2025

The Brand House Collective, Inc.

(Exact name of registrant as specified in its charter)

Tennessee	000-49885	62-1287151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5310 Maryland Way, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	615-872-4800

Kirkland’s, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TBHC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 15, 2025, The Brand House Collective, Inc. (the “Company” or “Brand House Collective”) and its subsidiaries entered into Amendment No. 1 to the Amended and Restated Term Loan Credit Agreement with Bed Bath & Beyond, Inc. (formerly known as Beyond, Inc.) (“Beyond”) (the “Beyond Amendment”) amending the previous Amended and Restated Term Loan Credit Agreement dated May 7, 2025 among Brand House Collective and its subsidiaries and Beyond (the “Existing Beyond Credit Agreement”, and the Existing Credit Agreement as amended by the Beyond Amendment, the “Amended Beyond Credit Agreement”). Pursuant to the terms of the Amended Beyond Credit Agreement, new delayed-draw term loan commitments in an aggregate original principal amount of $20 million (the “Beyond Delayed Draw Term Loan Commitments”) were established.

The Company also entered into a Fourth Amendment to the Third Amended and Restated Credit Agreement (the “Fourth Amendment”) with Bank of America, N.A., as Administrative Agent and Collateral Agent for the Lenders (in such capacities, the “Agent”), which amends that certain Third Amended and Restated Credit Agreement dated as of March 31, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “2023 Credit Agreement”). Among other amendments, the Fourth Amendment was entered into to (i) permit the Beyond Delayed Draw Term Loan Commitments, (ii) adjust the definition of change of control with respect to Beyond by increasing the allowable ownership percentage from 65% to 75%, and (iii) consent to the transactions that are subject to the Purchase Agreement and release its lien on the Kirkland’s Brand (each as defined below).

The Company previously entered into the Asset Purchase Agreement dated May 7, 2025 (the “Existing Purchase Agreement”) by and between the Company and Beyond, pursuant to which Beyond has the right to purchase the Company’s right, title and interest in and to its trademarks and domain names comprised of or containing the element KIRKLAND’S (the “Kirkland’s Brand”). In connection with the closing of the Beyond Amendment and the Fourth Amendment described above, the Company has entered into an amendment to the Existing Purchase Agreement (the Existing Purchase Agreement, as amended by the amendment, the “Purchase Agreement”), increasing the purchase price from $5 million to $10 million. The consummation of the Purchase Agreement was conditioned upon obtaining the consent of Agent and the release of all liens on the Kirkland’s Brand, each of which was obtained and documented in the Fourth Amendment. The Purchase Agreement closed concurrently in connection with the closings of the Beyond Amendment and the Fourth Amendment on September 15, 2025, and in connection with  the assignment of the Kirkland’s Brand to Beyond, the Amended and Restated Trademark License Agreement dated August 15, 2025 was amended, such that Beyond licenses the Kirkland’s Brand to Brand House Collective in connection with the Company’s operation of its then existing Kirkland’s-branded retail stores and e-commerce websites and any other retail stores or e-commerce websites approved by Beyond in its sole discretion (the “Second Amended and Restated Trademark License Agreement”). Pursuant to that amendment, the license with respect to Kirkland’s stores expires upon the earlier of (i) the rebranding or closure of such stores, or (ii) two years from the date of the amendment, and the license for other goods and services is terminable by Beyond upon expiration of the Kirkland’s stores license. The funds received by the Company from the purchase price will be used for general working capital and operating expenses.

The foregoing descriptions of the Beyond Amendment, the Purchase Agreement, the Fourth Amendment, and the Second Amended and Restated Trademark License Agreement do not purport to be complete and are qualified in their entirety by reference to the agreements, which are attached hereto as Exhibits 10.1 through 10.4, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.03 Material Modification to Rights of Security Holders

The information set forth under Item 1.01 above is incorporated by reference into this Item 3.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Amendment No. 1 to Amended and Restated Term Loan Credit Agreement dated as of September 15, 2025, by and between Kirkland’s Stores, Inc., as Lead Borrower, the other Borrowers named therein, the Guarantors named therein, Bed Bath & Beyond, Inc., as Administrative Agent and Collateral Agent and the Lenders party thereto.

10.2	Amendment No. 1 to Asset Purchase Agreement dated as of September 15, 2025, by and between The Brand House Collective, Inc. and Bed Bath & Beyond, Inc.

10.3	Fourth Amendment to Third Amended and Restated Credit Agreement dated as of September 15, 2025, by and between Kirkland’s Stores, Inc., as Lead Borrower, the other Borrowers named therein, the Guarantors named therein, Bank of America, N.A. as Administrative Agent and Collateral Agent, and the Lenders party thereto.

10.4	Second Amended and Restated Trademark License Agreement dated as of September 15, 2025, by and between Bed Bath & Beyond, Inc. and The Brand House Collective, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Brand House Collective, Inc.

September 15, 2025	By:	/s/ Michael W. Sheridan
Name: Michael W. Sheridan
Title: Senior Vice President, General Counsel and Corporate Secretary